Exhibit 99.1

                                     SEACOR
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

         The SEACOR Nonqualified Deferred Compensation Plan is (the "Plan") is sponsored by SEACOR Holdings Inc., a Delaware corporation, and its subsidiaries and certain affiliates (the "Company"), for the benefit of a select group of management or highly compensated employees. This plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is intended to comply with Internal Revenue Code Section 409A. This Plan is effective October 15, 2005.

                            ARTICLE 1 - DEFINITIONS

1.1 "ACCOUNT" shall mean a Participant's Deferral Account and, if applicable, Company Discretionary Contribution Accounts established for each Participant as provided in Section 5.2 hereof.

1.2 "ADMINISTRATOR" shall mean the person or persons appointed by the Committee (from time to time) to administer the Plan.

1.3 "BALANCE" of any Account shall mean all amounts credited to such Account together with any earnings or losses on such Account.

1.4 "BENEFICIARY" shall have the meaning set forth in Article 7 hereof.

1.5 "BOARD" shall mean the Board of Directors of the Company.

1.6 "BONUS" shall mean the amount, if any, awarded to an Employee of the Company under the Company's performance bonus program, long-term bonus program or other bonus program approved by the Board and/or the Compensation Committee from time to time. "Bonus" shall include any amounts deferred under the Company's qualified 401(k) or Section 125 cafeteria plan.

1.7 "CHANGE IN CONTROL" shall mean a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A(a)(2) of the Code.

1.8 "CODE" the Internal Revenue Code of 1986, as amended.

1.9 "COMMITTEE" shall mean the Compensation Committee of the Board of Directors, such other person or committee to which the Compensation Committee has delegated its authority under the Plan or such other committee appointed by the Board to administer the Plan.

1.10 "COMPANY DISCRETIONARY CONTRIBUTION" shall mean the amount, if any, determined by the Compensation Committee of the Board in its sole discretion, to be contributed to a Participant's Account with respect to any Participant.


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1.11 "COMPANY DISCRETIONARY CONTRIBUTION ACCOUNT" shall mean the bookkeeping account maintained by the Administrator for each Participant that is credited with an amount equal to any Company Discretionary Contribution and earnings and losses payable thereon pursuant to Section 5.2.

1.12 "COMPENSATION" shall mean the sum of a Participant's Salary and Bonus.

1.13 "DEFERRALS" shall mean the amount credited to a Participant's Deferral Account pursuant to Section 3.1.

1.14 "DEFERRAL ELECTION" shall mean a completed agreement between a Participant and the Company, which shall include any amendments, attachments and appendices thereto, in such form approved by the Administrator and filed in accordance with
Section 3.1.

1.15 "DISABILITY" shall have the following meanings:

           (a) For purposes of Section 3.3(b), "Disability" shall have the meaning set forth in Section 409A(a)(2)(C) of the Code.

           (b) For purposes of Section 4.2(b), a Participant shall be considered disabled if the Participant's condition qualifies as a disability under the Company's long-term disability insurance plan, if any. In the event the Company no longer maintains a long-term disability insurance plan "Disability" shall have the meaning set forth in clause (a).

1.16 "EFFECTIVE DATE" shall mean October 15, 2005.

1.17 "ELIGIBLE EMPLOYEE" shall mean an Employee who: (i) files a United States federal income tax return, (ii) is classified by the Committee as management or a highly compensated employee and whose employment is not subject to the terms of a collective bargaining agreement, (iii) is a shoreside employee and (iv) is designated as an Eligible Employee by the Committee. In addition, nonemployee directors of the Company shall also be Eligible Employees.

1.18 "EMPLOYEE" shall mean any person employed full time by the Company.

1.19 "IN-SERVICE DISTRIBUTION" shall have the meaning set forth in Section 3.3 and 6.1(a).

1.20 "INITIAL ELECTION PERIOD" shall mean, with respect to an Eligible Employee, the latest of (a) the thirty-day period following the Eligible Employee's date of hire or (b) the thirty day period following the date on which such individual is notified by the Committee that he or she is an Eligible Employee.

1.21 "INVESTMENT INDEX" or "INVESTMENT INDEXES" shall mean each investment(s) specified by the Committee available to Participants as an index to measure increases or decreases in value of a Participant's Account in accordance with
Section 3.2.

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1.22 "INVESTMENT INDEX ELECTION" shall have the meaning set forth in Section
3.2.

1.23 "INVESTMENT SUBACCOUNTS" shall have the meaning set forth in Section 5.1.

1.24 "KEY EMPLOYEE" shall be defined as in Code Section 416(i)(1)(A).

1.25 "PARTICIPANT" shall mean an person who becomes a Participant as provided in
Article 2.

1.26 "PLAN YEAR" shall mean for the initial Plan Year, the Effective Date through December 31, 2005 and for each year thereafter, January 1 through December 31.

1.27 "PLAN YEAR SUBACCOUNTS" shall mean a Participant's Deferral Account or Company Discretionary Contribution Account established to separately account for Compensation and Company Discretionary Contributions deferred (and earnings or losses thereon) for each Plan Year in which a Participant participates in the Plan.

1.28 "PERFORMANCE-BASED COMPENSATION" shall mean compensation which meets the requirements of "performance-based compensation" as defined by Code Section 409A(a)(4)(B)(iii) and related regulations, and is designated as such by the Company and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary or Bonus, including any pretax elective deferrals from said Performance-based Compensation to any Company sponsored plan that includes amounts deferred under a deferral election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

1.29 "RETIREMENT" shall mean that Participant has reached Normal Retirement or Early Retirement. Normal Retirement means a Participant has terminated service from the employ of the Company subsequent to the attainment of sixty-five (65) years of age. Early Retirement means a Participant has terminated service from the employ of the Company subsequent to the attainment of 55 years of age, and has 10 Years of Service.

1.30 "RESTRICTED STOCK UNITS" shall mean awards designated as Restricted Stock Unit(s) granted to employee under the SEACOR SMIT 2003 Share Incentive Plan and any successor plan thereto.

1.31 "SALARY" shall mean an Eligible Employee's base salary paid at the rate in effect from time to time during a Plan Year, including any pretax elective deferrals thereof to any Company sponsored plan that includes amounts deferred under a deferral election or a qualified cash or deferred arrangement under Code
Section 401(k) or cafeteria plan under Code Section 125.

1.32 "SEPARATION FROM SERVICE" shall mean a termination of employment from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code.

1.33 "TRUST" shall mean the trust established pursuant to the agreement between the Company and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.34 "TRUSTEE" shall mean the Investors Bank and Trust, or such other successor


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that shall become trustee as designated by the Compensation Committee.

1.35 "UNFORESEEABLE EMERGENCY" shall have the meaning set forth in Section 409A(2)(B)(ii) of the Code.

                           ARTICLE 2 - PARTICIPATION

2.1 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee electing to defer Compensation or Restricted Stock Units in accordance with Section 3.1 shall become a Participant at the earlier of the date on which his or her Deferral Election first becomes effective or the date on which a Company Discretionary Contribution is first credited to his or her Account.

2.2 LOSS OF ELIGIBLE EMPLOYEE STATUS. A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the first pay period beginning after the date of such cessation and shall not apply to any Bonus or Restricted Stock Unit that becomes earned or payable subsequent to such date; provided, however, that a Deferral Election in effect for a Plan Year or for a Bonus earned or payable for a Plan Year during which the Participant was an Eligible Employee for at least some part of the Plan Year shall not terminate if such termination would violate the requirements of Section 409A of the Code. Amounts credited to the Account of a Participant who is no longer an Eligible Employee shall thereafter continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

                             ARTICLE 3 - ELECTIONS

3.1 ELECTIONS TO DEFER COMPENSATION, DISCRETIONARY CONTRIBUTIONS OR RESTRICTED STOCK UNITS.

           (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Administrator a Deferral Election in accordance with this Section 3.1, no later than the last day of his or her Initial Election Period, or in accordance with Section 3.1(e).

           (b) General Rule. Subject to the minimum deferral provisions of
Section 3.1(c) below, the amount of Compensation or Restricted Stock Units that an Eligible Employee may elect to defer during any Plan Year is as follows:

                    (i) any whole percentage or dollar amount of Salary up to seventy-five percent (75%) and/or

                    (ii) any whole percentage or dollar amount of Bonus up to one hundred percent (100%); and/or

                    (iii) any whole percentage (rounded to the nearest whole share) up to one hundred percent (100%) of an Eligible Employee's Restricted Stock Unit(s);


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provided, however, that no Deferral Election shall be effective to reduce
Compensation paid to an Eligible Employee in excess of deferrals for a calendar year to an amount that is less than the sum of: (i) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of federal, state, and local (if any) income tax and employment tax (including Federal Insurance Contributions Act (FICA) tax withholding); (ii) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for contributions to any employee benefit plan (other than this Plan); and (iii) the amount, if any, that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of any other legally required deductions including but not limited to, deductions for support orders or garnishments.

           (c) Minimum Deferrals. The minimum amount that may be deferred each Plan Year shall be based solely on the Participant's Salary for such Plan Year and shall be the greater of one thousand dollars ($1,000) or one percent (1%) of the Participant's Salary.

           (d) Effect of Initial Election for Deferral of Compensation. An election to defer Compensation during the Initial Election Period shall first be effective with respect to (i) Salary earned for services performed during the first pay period beginning after the Initial Election Period, and (ii) to the maximum extent permitted by Section 409A of the Code, the Bonus paid with respect to services performed in the Plan Year for which the election is made, without regard to whether such bonus is paid in the calendar year earned or the following Plan Year.

           (e) Elections other than Elections during the Initial Election Period. Subject to Article 2, any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant by filing an election, on a form provided and in a manner specified by the Administrator, to defer Compensation as described in paragraph 3.1(b) above. An election to defer Compensation paid for services performed in any Plan Year (after the initial Plan Year) must be filed on or before December 15 of the preceding Plan Year (or such later date as the Administrator designates, but no event later than December 31 of the preceding Plan Year), and will first be effective for Salary earned for services performed during any pay periods beginning on or after January 1 and for Bonuses paid with respect to services performed during the Plan Year following the Plan Year in which the election is made.

           (f) Elections for Deferral of Restricted Stock Units. Notwithstanding anything to the contrary contained herein, each Eligible Employee who elects to defer Restricted Stock Unit(s) granted in a given year must file an election, on a form provided and in a manner specified by the Administrator, to defer Restricted Stock Units as described in Section 3.1(b)(iii) above. Such election must be filed with the Company no later than December 31 of the year preceding the year in which Restricted Stock Units are granted.

           (g) Special Bonus Election Period. Notwithstanding the preceding provisions of this Section 3.1, the Administrator may permit an Eligible Employee's Deferral Election with respect to a Bonus which is Performance-based Compensation paid for services performed over a period of at least 12 months to be made not later than 6 months before the end of the such performance period. A Participant's ability to make an election under this special election period and the rules applicable to such elections shall be in the sole discretion of the Committee.

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           (h) Election Periods for Company Discretionary Contributions and
Other Special Election Periods. The Administrator, in its sole discretion, may provide such additional election periods as it deems appropriate for the administration of the Plan and which comply with Section 409A of the Code and applicable guidance. Such additional election periods may include election periods with respect to deferral of Salary and/or Bonus or distribution elections with respect to amounts credited to a Participant's Deferral Account or Company Discretionary Contribution Account.

           (i) Irrevocable Elections. Any Deferral Election under this Section
3.1 shall be irrevocable for a Plan Year.

3.2 INVESTMENT INDEX.

           (a) General Rule. At the time of making an initial Deferral Election described in Section 3.1, the Participant shall elect one or more Investment Indexes for the deemed investment, subject to Section 3.2(d), of his or her deferred Compensation (each, an "Investment Index Election"). Such Investment Indexes shall be designated by the Committee and such elections shall be made on a form provided, and in manner specified by, the Administrator and shall apply solely for purposes of determining the amount of earnings or losses to be credited or debited to the Account established on behalf of such Participant by the Administrator pursuant to Article 5. In making the Investment Index Election, the Participant must specify, in whole percentages, the percentage of his or her Account that he or she wishes to be deemed to be invested in one or more Investment Indexes.

           (b) Changing an Investment Index Election. A Participant's initial Investment Index Election shall remain in effect until changed. A Participant may make a new Investment Index Election with respect to Compensation deferred by filing a new election no more than six (6) times each Plan Year in accordance with procedures established by the Administrator.

           (c) Changing Available Investment Indexes. The Company may from time to time, at the discretion of the Committee change the Investment Indexes and increase or decrease the number of Investment Indexes for purposes of this Plan, including without limitation, the designation of different indexes, mutual funds or investment performance.

           (d) Restricted Stock Units. A deferral of Restricted Stock Units may not be deemed invested in any other notional investment and shall remain as deferred Restricted Stock Units until distributed in accordance with the terms of the Restricted Stock Unit agreement and the terms of this Plan.

           (e) No Participant Interest in Index. Notwithstanding the Participant's ability to designate the Investment Index in which his or her deferred Compensation shall be deemed invested, the Company shall have no obligation to invest any funds in accordance with the Participant's election. Participants' Accounts shall merely be bookkeeping entries on the Company's books, and no Participant shall obtain any property right or interest in any Investment Index.

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3.3 DISTRIBUTION ELECTIONS.

           (a) In-Service Distributions. At the time of making a Deferral Election and, if permitted under the terms of a Company Discretionary Contribution, contemporaneously therewith on a form to be provided by the Administrator, a Participant may elect (in the manner specified by the Administrator) to receive an in-service distribution as set forth in Article 6, either in a lump sum or in installments.

           (b) Distribution Upon Separation from Service. Section 6.1 provides that the form of benefit distribution upon a Separation from Service for any reason in including death or Disability is a lump sum, except in the case of Retirement. Upon Retirement, a Participant may elect (in the manner specified by the Administrator) an alternative form of benefit distribution under the Plan as provided in Section 6.1(b)(i), at the time of making his or her Deferral Election.

           (c) Elections for Distribution upon a Change of Control. At the time of making a Deferral Election, a Participant may elect (in the manner specified by the Administrator) that, if a Change of Control occurs, then notwithstanding any previous Distribution Election, all vested amounts credited to the Participant's Accounts as of the date of the Change of Control shall be paid in a lump sum as soon as administratively possible but not later than 60 days following such Change of Control.

           (d) Distributions to Key Employees. Notwithstanding anything to the contrary provided in Section 3.3(b) above, distributions to Key Employees upon Separation from Service, other than distributions due to death, shall not commence until at least six (6) months after Separation from Service. Participant's Accounts shall continue to be adjusted by the deemed Investment Index return as applicable, until distributed.

3.4 CHANGES TO DISTRIBUTION ELECTIONS.

           A Participant will be permitted to make a redeferral election in order to change the form or timing of the distribution of the balance of his or her Account to the extent permitted and in accordance with the requirements of Code Section 409A(a)(4)(C), including requirements that (i) a redeferral election may not take effect until at least 12 months after such election is filed with the Company, (ii) an election to further defer a distribution (other than a distribution upon death, Disability or an Unforeseeable Emergency) must result in the first distribution in accordance with the election being made at least five years after the previously elected date of distribution, and (iii) any redeferral election affecting a distribution previously scheduled for a fixed date must be filed with the Company at least 12 months before the first scheduled payment under the previous fixed date distribution election.

                              ARTICLE 4 - VESTING

4.1 DEFERRAL ACCOUNT

           A Participant shall have a one hundred percent (100%) vested right to the portion of his or her Account attributable to Deferrals.


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4.2 COMPANY DISCRETIONARY CONTRIBUTION ACCOUNT.

           A Participant's interest in any Company Discretionary Contribution credited to his or her Company Discretionary Contribution Account shall vest according to the vesting schedule that the Company shall determine at the time that such Company Discretionary Contribution is credited. Unless otherwise set forth by the Company, Company Discretionary Contributions shall vest upon:

           (a) a Participant's Separation from Service due to Retirement;

           (b) a Participant's Separation from Service due to Disability;

           (c) a Participant's Separation from Service due to death;

           (d) upon a Change in Control.

4.3 AMOUNTS NOT VESTED.

           Any Balance in a Participant's Account that are not vested at the time of his or her Separation from Service with the Company shall be forfeited back to the Company.

                              ARTICLE 5 - ACCOUNTS

5.1 DEFERRAL ACCOUNT. The Administrator shall establish and maintain a Deferral Account for each Participant. The Deferral Account shall be divided into Plan Year Subaccounts to the extent necessary to separately account for deferred Compensation subject to in-service distribution elections made pursuant to
Section 3.3(a). A Participant's Plan Year Subaccounts shall be divided into separate subaccounts ("Investment Subaccounts"), each of which corresponds to an Investment Index Election by the Participant pursuant to Section 3.2. A Participant's Plan Year Subaccount for a Plan Year shall be credited as follows:

           (a) Salary. The Administrator shall credit the Investment Subaccounts with Salary deferred by the Participant during each pay period that begins in the Plan Year for which the Plan Year Subaccount is established on or before the fifth business day after the end of the pay period, such deferred Salary to be allocated pro rata among Investment Subaccounts in accordance with the Participant's Investment Index Elections under Section 3.2.

           (b) Bonus. The Administrator shall credit the Investment Subaccounts with Bonus amounts deferred by the Participant for the Plan Year for which the Plan Year Subaccount is established on or before the fifth business day after the Bonus or partial Bonus would have been paid, such deferred Bonus to be allocated pro rata, among Investment Subaccounts in accordance with the Participant's Investment Index Elections under Section 3.2.

 The amounts credited to each Investment Subaccount shall be deemed to purchase, on the date credited, units of the Investment Index corresponding to the Investment Subaccount at the value of such notional units on the day of crediting. As of any date, the amount credited to each Investment Subaccount of a Participant's Plan Year Subaccount shall be equal to the number of units of


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the Investment Index in which such Investment Subaccount is deemed to be invested multiplied by the closing value of a unit of such Investment Index as of such date or if such Investment Index is not traded on such date, the next succeeding trading date (giving effect to any splits).

5.2 COMPANY DISCRETIONARY CONTRIBUTION ACCOUNT.

           The Administrator shall establish and maintain a Company Discretionary Contribution Account for each Participant under the Plan on whose behalf a Company Discretionary Contribution is credited. The Company Discretionary Contribution Account shall be divided into vesting subaccounts as required to separately account for different vesting schedules for different Company Discretionary Contributions. A Participant shall elect one or more Investment Indexes for the deemed investment, subject to Section 3.2(d), of his or her Company Discretionary Contributions. Such Investment Indexes shall be designated by the Committee (and may be changed by the Committee in accordance with Section 3.2(c)) and such elections shall be made on a form provided, and in a manner specified by the Administrator and shall apply solely for purposes of determining the amount of earnings or losses to be credited or debited to the account established on behalf of such Participant by the Administrator pursuant to this Section 5.2. Such elections may be changed no more than six (6) times each Plan Year in accordance with procedures established by the Administrator. A Participant's Company Discretionary Contribution Account shall be credited as follows: as of the date that the Committee, in its sole discretion, decides to credit a Participant with a Company Discretionary Contribution, it shall notify the Administrator and the Administrator shall credit a Participant's Company Discretionary Contribution Account with an amount equal to the Company Discretionary Contribution for such Participant, and the amount so credited shall be deemed to purchase units of the Investment Index(es) elected by the Participant at the value of such units as of the date of crediting. As of any date, the amount credited to a Participant's Company Discretionary Contribution Account shall be equal to the number of units of the Investment Index option in which the Company Discretionary Contributions Account is deemed to be invested multiplied by the closing value of a unit of the Investment Index as of such date or if such Investment Index is not traded on such date, the next succeeding trading date (giving effect to any splits).

5.3 FORFEITURES. Any forfeitures from a Participant's Company Discretionary Contribution Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Company Discretionary Contributions until such forfeitures have been entirely so applied. If the Company advises the Trustee that no further Company provided Discretionary Contributions will be made, then such forfeitures shall be returned to the Company.

                           ARTICLE 6 - DISTRIBUTIONS

6.1 DISTRIBUTION OF DEFERRED COMPENSATION AND COMPANY DISCRETIONARY
CONTRIBUTIONS.

           (a) Scheduled In-Service Distribution. Subject to Section 3.3(d):

                    (i) In-Service Distributions. The vested Balance of the Participant's Plan Year Subaccounts subject to an in-service distribution


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election by the Participant pursuant to Section 3.3(a) above shall be distributed, subject to Section 6.7 hereof, on the date elected by the Participant, in a lump sum or in up to five (5) equal annual installments, provided that the Participant has not prior thereto had a Separation from Service.

                    (ii) Separation of Service Prior to Distribution. If the Participant has a Separation from Service for any reason prior to the distribution date elected by such Participant, the Participant's in-service distribution election for such Plan Year Subaccount shall no longer be effective and all of the vested Balance of such Plan Year Subaccount shall be distributed, subject to Section 6.7 hereof, as set forth in subsections (b) and (c) of this
Section 6.1.

           (b) Alternative Form of Distribution.

                    (i) Distribution upon Separation from Service (other than Retirement). In the event of a Participant's Separation from Service for any reason (including death or Disability) other than as a result of Retirement, the undistributed Balance of his or her Deferral Account and the undistributed vested Balance of his or her Company Discretionary Contribution Account shall be distributed in a lump sum as soon as practicable but not later than 60 days following his or her Separation from Service.

                    (ii) Distribution upon Retirement. Upon Retirement, unless the Participant has elected an in-service distribution for amounts credited to his or her Plan Year Subaccounts, a Participant may elect to receive a distribution, subject to Section 6.7 hereof, in a lump sum, or in up to ten (10) substantially equal annual installments, the first installment of which shall be paid as soon as practicable but not later than 60 days following the Participant's Retirement, provided that his or her election is filed with the Administrator at the time of making his or her election to defer the Compensation credited to such subaccount under Section 3.1 (as described in Section 3.3(b)), or at the time the Participant makes a payment election in accordance with Section 3.1(h) for a Company Discretionary Contribution.

           (c) Indexed Return. The Participant's Plan Year Subaccounts shall continue to be credited with the applicable Investment Index return pursuant to Sections 5.1 and 5.2 until all amounts credited to his or her Plan Year Subaccounts under the Plan and all vested amounts credited to his or her Company Discretionary Contributions Account have been distributed.

6.2 UNFORESEEABLE EMERGENCY. Notwithstanding anything to the contrary in this
Article 6, upon written request of a Participant, the Committee may, in its sole discretion, make a lump sum payment to a Participant and/or accelerate the distribution of installment payments due the Participant in an amount not to exceed the aggregate vested Balance of the Participant's Accounts in the case of a hardship resulting from an Unforeseeable Emergency. However, no distribution shall be made under this Section 6.2 to the extent that a hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or
(b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. The written request by the Participant shall include documentation regarding such Unforeseeable Emergency, as may be requested by the Committee, that the Unforeseeable Emergency may not be relieved by any of the means listed in the preceding sentence. The amount of any distribution and/or accelerated amount under this Section 6.2 shall not exceed the amount required to meet the


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immediate financial need created by such Unforeseeable Emergency (including the amount necessary to pay any federal, state and local income taxes or penalties reasonably anticipated to result from the distribution). The amount of any such payments shall be debited against the Balances of the Participant's Accounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining Balances of a Participant's Accounts shall be distributed in accordance with the Participant's elections with respect to such Accounts under the terms of the Plan. All determinations and judgments necessary for operation of this Section 6.2 shall be made by the Committee in its sole discretion.

6.3 INABILITY TO LOCATE PARTICIPANT. In the event that the Committee exercising due diligence is unable to locate a Participant or Beneficiary within two years following the Participant's Separation from Service, the amounts allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such amounts shall be reinstated without interest or earnings and without any Investment Return, and the portions of such Accounts that were vested at the time of Participant's Separation from Service shall be paid in accordance with Section 6.1(a)(ii) and any applicable election of the Participant.

6.4 EFFECT OF A CHANGE OF CONTROL ON DISTRIBUTIONS OF PARTICIPANT ACCOUNTS. Unless the Participant has elected otherwise pursuant to Section 3.3(c), the occurrence of a Change of Control shall not accelerate the distribution of amounts credited to Participants' Accounts.

6.5 PROHIBITION ON ACCELERATION OF PAYMENTS. Notwithstanding anything to the contrary herein provided, no acceleration of the time or schedule of payments under the plan shall occur except as permitted under this Plan and Section 409A(a)(3) of the Code.

6.6 MINIMUM DISTRIBUTION. Notwithstanding any provision to the contrary herein provided, and subject to Section 6.5 above, if the balance of a Participant's Account at the time of a Separation from Service due to Retirement is $10,000 or less, then the Participant shall be paid his or her benefits as a lump sum as soon as administratively feasible following such Separation of Service.

6.7 RESTRICTED STOCK UNIT DISTRIBUTION. Any shares contributed to the Trust by the Company to settle the future distribution of deferred Restricted Stock Unit(s) shall be distributed to the Participant in accordance with the terms of the Restricted Stock Unit deferral election entered into by the Participant in accordance with Section 3.1(f).

                            ARTICLE 7 - BENEFICIARIES

           Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her Beneficiary under the Plan (as designated from time to time a "Beneficiary"). Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the Beneficiary does not survive the


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Participant (or is otherwise unavailable to receive payment) or if no
Beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's estate. If more than one person is the Beneficiary of a deceased Participant, each such person shall receive an [equal] share of any death benefit payable unless otherwise designated on the applicable form. If a Beneficiary who is receiving benefits dies, all benefits that were payable to such Beneficiary shall then be payable to the estate of that Beneficiary.

                              ARTICLE 8 - FUNDING

8.1 NO RIGHT IN INVESTED ASSETS. Should any investment of funds be made by the Company in connection with the obligations assumed under this Plan, the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such investment create a trust of any kind or a fiduciary relationship between the Company and the Participants, Beneficiaries or any other person. Any such assets shall be and remain a part of the general assets of the Company, subject to the claims of its general creditors. It is expressly intended this arrangement shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Each Participant and Beneficiary shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and no right to receive payment under this Plan, shall be greater than the right of any unsecured general creditor of the Company. The Company or the Trust shall be the owner and beneficiary of any investment of funds made in connection with this Plan.

8.2 DEPOSITS IN TRUST. Notwithstanding any other provision of this Plan to the contrary, the Company may deposit into the Trust any amounts it deems appropriate in connection with benefits under this Plan, in accordance with
Section 10.1(a)(ii). Any amounts so deposited may include any or all amounts deferred pursuant to a Deferral Election by a Participant, and all Company Discretionary Contribution Amounts.

                       ARTICLE 9 - CLAIMS ADMINISTRATION

9.1 GENERAL. If a Participant, Beneficiary or his or her representative believes that he or she has been denied all or a portion of an expected Plan benefit for any reason and the Participant, Beneficiary or his or her representative desires to dispute any decision of the Administrator, he or she must file a written notification of his or her claim with the Committee.

9.2 CLAIMS PROCEDURE. Upon receipt of any written claim for benefits, the Committee shall be notified and shall give due consideration to the claim presented. If any Participant or Beneficiary claims to be entitled to benefits under the Plan and the Committee determines that the claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within ninety (90) days of receipt of the claim that the claim has been denied. The Committee may extend such period of time for making a determination with respect to any claim for a period of up to ninety (90) days, provided that the Committee determines that such an extension is necessary because of special circumstances and notifies the claimant in writing, prior to the expiration of the initial ninety (90) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim is denied to any extent by the Committee, the Committee shall furnish the claimant with a written notice setting forth:


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
           (a) the specific reason or reasons for denial of the claim;

           (b) a reference to the specific Plan provisions on which the denial is based;

           (c) if applicable, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

           (d) an explanation of the provisions of this Article.

9.3 APPEAL. A claimant who has a claim denied wholly or partially under Section
9.2 may appeal to the Committee for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty
(60) days after receipt by the claimant of the notice of denial under Section
9.2.

9.4 REVIEW OF APPEAL. Upon receipt of an appeal the Committee shall promptly take action to give due consideration to the appeal. Such consideration may include, at the Committee's discretion, a hearing of the parties involved, if the Committee determines such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Committee shall issue a written decision, which shall be binding on all parties. The decision shall specifically state its reasons and Plan provisions on which it relies. The Committee's decision shall be issued within sixty (60) days after the appeal is filed, except that the Committee may extend the period of time for making a determination with respect to any claim for a period of up to sixty (60) days, provided that the Committee first determines that such an extension is necessary and notifies the claimant in writing, prior to the expiration of the initial sixty (60) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

                        ARTICLE 10 - GENERAL PROVISIONS

10.1 COMMITTEE.

           (a) The Committee is expressly empowered, in its sole discretion, to:
(i) limit the amount of Compensation or Restricted Stock Units that may be deferred; (ii) to deposit (or not to deposit) amounts into the Trust in accordance with Section 8.2 hereof; (iii) to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; (iv) to employ or terminate the Administrator, actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; (v) to request any information from the Company it deems necessary to determine whether the Company would be considered insolvent or subject to a proceeding in bankruptcy; and (vi) to take all other necessary and proper actions to fulfill its duties.

           (b) The Committee and its delegates including the Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.


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
10.2 NO ASSIGNMENT. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any Beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or Beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or Beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or Beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Committee, shall cease and terminate with respect to such Participant or Beneficiary, or any other such person.

10.3 NO EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company, or give a Participant or Beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4 INCOMPETENCE. If the Committee determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to such person's legal guardian or another person in the discretion of the Committee for his or her benefit without responsibility of the Committee or the Company to see to the application of such payments. Any payment made pursuant to such power shall, as to this Section 10.4 operate as a complete discharge of the Company, the Committee, the Administrator and the Trustee.

10.5 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Committee shall be entitled to hold such sum until such identity or amount or time is determined to be satisfactory by the Committee or until an order of a court of competent jurisdiction is obtained. The Committee shall also be entitled to pay such sum into court in accordance with applicable law. Any expenses incurred by the Company, Committee, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6 OTHER BENEFITS. The benefits of each Participant or Beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or Beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7 INDEMNITY. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who


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
are employees of the Company, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge, in good faith, of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

10.8 EXPENSES. All expenses incurred in the administration of the Plan by the Company or the Plan, shall be paid by the Company.

10.9 INSOLVENCY. Should the Company be insolvent (as defined by the Trust agreement), the Company, through the Board and chief executive officer, shall give immediate written notice of such to the Administrator and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Company or their Beneficiaries and shall hold any and all assets attributable to the Company for the benefit of the general creditors of the Company.

10.10 AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Company may, at any time, in its sole discretion, amend, modify, suspend or terminate the Plan in whole or in part, except that no such amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the distribution of the amounts credited to a Participant's Accounts shall not be accelerated but shall be paid as such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.

10.11 COMPANY DETERMINATIONS. Any determinations, actions or decisions of the Company of Committee (including but not limited to, Plan amendments and Plan termination) shall be made by the Committee in accordance with its established procedures or by such other individuals, groups or organizations to which authority has been properly delegated by the Committee to make such determination or decision.

10.12 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Committee, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.13 GOVERNING LAW. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, including Section 409A of the Code, and to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the New York other than its laws respecting conflict of laws.

10.14 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Section 409A of the Code, then the Plan shall be severed with respect


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
to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

10.15 HEADINGS. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.16 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

10.17 409A TRANSITIONAL MANAGEMENT. This Plan will, at all times, be operated in good faith compliance with Section 409A of the Code in accordance with Internal Revenue Service Notice 2005-1 (and any subsequent IRS notices or guidance).


























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